Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Third-Quarter 2016 Results
Company Delivers Strong Operating Cash Flow;
Board of Directors Approves Additional Share Repurchase Authorization for up to 10 Million Shares

•	Composites delivered EBIT of $61 million

•	Roofing grew EBIT to $146 million, a 42 percent increase

•	Insulation delivered $38 million of EBIT

•	Company continues to expect full-year adjusted EBIT of $700 million or more

TOLEDO, Ohio - October 26, 2016 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.52 billion in the third quarter of 2016, compared to net sales of $1.45 billion in the prior-year period.

The company reported net earnings of $112 million, or $0.97 per diluted share in the third quarter of 2016, compared with net earnings of $112 million, or $0.95 per diluted share, in the same period in 2015. Third quarter 2016 adjusted earnings were $125 million, or $1.09 per diluted share, compared with $113 million, or $0.96 per diluted share, during the same period one year ago (See Use of Non-GAAP Measures).

“In the third quarter, Owens Corning continued the strong performance we have seen throughout 2016. Our Roofing business delivered another outstanding quarter with favorable market conditions, great margin performance and revenue growth associated with our first-half acquisition. Based on our strong performance and cash flow outlook, the Board of Directors has approved an additional share repurchase authorization for up to 10 million shares,” said Chairman and Chief Executive Officer Mike Thaman.

Consolidated Third-Quarter Results and Other Highlights

•	Owens Corning continues to perform at a high level of safety with a recordable incident rate of 0.52 for the first nine months of 2016, consistent with the comparable period in 2015.

•
Reported earnings before interest and taxes (“EBIT”) for the third quarter of 2016 were $207 million, compared with $196 million during the same period in 2015. Adjusted EBIT in the third quarter was $218 million, up from $198 million in 2015 (See Table 2).

•	Year-to-date cash from operating activities improved by $269 million year-over-year as a result of improved earnings and working capital performance (See Table 8).

•
During the third quarter, Owens Corning repurchased 1.6 million shares of its common stock for $86 million. During the first nine months of 2016, the company repurchased 3.4 million shares for $171 million. The Board of Directors has approved an additional share repurchase authorization for up to 10 million shares.

•
The company issued $400 million of 10-year senior unsecured notes at 3.4 percent. The proceeds were used to redeem the remaining $158 million in outstanding 6.5 percent senior notes due later this year. The company also paid off the $300 million term loan associated with the InterWrap acquisition.

•	The Board of Directors declared a quarterly cash dividend of $0.18 per common share. The dividend will be payable on November 2, 2016, to shareholders of record as of October 17, 2016.

•
For the seventh consecutive year, Owens Corning earned placement in the Dow Jones Sustainability World Index (DJSI World) in recognition of its sustainability initiatives, and was named industry leader for the DJSI Building Products group for the fourth consecutive year.

Outlook

The company expects an environment consistent with consensus expectations for U.S. housing starts and moderate global growth.

In Composites, the company continues to expect growth in the glass fiber market, driven by moderate global industrial production growth. The company is on track to deliver EBIT growth of about $30 million for 2016, with rebuild and plant start up expenses sequentially lower by over $10 million in the fourth quarter.

In Roofing, the company now expects low-teen market growth for 2016, including modest demand from Hurricane Matthew. While this revised demand outlook now assumes growth in the second half, we have challenging volume comparisons against the very strong fourth quarter of 2015.

In Insulation, the company experienced a more competitive environment in the U.S. new residential construction market and now expects full-year 2016 revenue could be down by about five percent compared with 2015, with a full-year EBIT margin rate one percentage point below last year. The company believes pricing stabilized late in the summer and the mid-term outlook for this business remains unchanged.

The company estimates an effective tax rate of 32 percent to 34 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.0 billion U.S. tax net operating loss carryforward.

The company now expects general corporate expenses at the bottom half of the $120 million to $130 million guidance range in 2016. Capital additions in 2016 are expected to total approximately $385 million, including an estimated $50 million for the completion of the previously announced mineral fiber insulation facility. Interest expense is expected to be about $110 million.

For the full-year 2016, the company continues to expect adjusted EBIT of $700 million or more.

Next Earnings Announcement
Fourth-quarter 2016 results will be announced on Wednesday, February 8, 2017.

Third-Quarter 2016 Conference Call and Presentation
Wednesday, October 26, 2016
11 a.m. Eastern Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 540-4408 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/oc161026.html

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through November 2, 2016. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 100-933-59
Replay available at http://services.choruscall.com/links/oc161026.html
Webcast replay available until October 26, 2017

About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures, and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2015 sales of $5.4 billion and employs about 16,000 people in 25 countries. It has been a Fortune 500® company for 62 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically see Table 2 for adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to use cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that this measure provides a useful representation of our operational performance and liquidity; however the measure should not be considered in isolation or as a substitute for net cash flow provided by operating activities as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures (adjusted EBIT and adjusted pre-tax earnings), the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation or other governmental actions; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of October 26, 2016, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
NET SALES	$1,518	$1,447	$4,294	$4,053
COST OF SALES	1,144	1,107	3,232	3,196
Gross margin	374	340	1,062	857
OPERATING EXPENSES
Marketing and administrative expenses	141	130	426	389
Science and technology expenses	20	18	60	53
Other expenses (income), net	6	(4)	13	5
Total operating expenses	167	144	499	447
EARNINGS BEFORE INTEREST AND TAXES	207	196	563	410
Interest expense, net	28	28	80	80
Loss (gain) on extinguishment of debt	1	—	1	(5)
EARNINGS BEFORE TAXES	178	168	482	335
Income tax expense	65	55	172	112
Equity in net earnings of affiliates	—	—	1	1
NET EARNINGS	113	113	311	224
Net earnings attributable to noncontrolling interests	1	1	4	3
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$112	$112	$307	$221
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.98	$0.96	$2.67	$1.88
Diluted	$0.97	$0.95	$2.65	$1.87
Dividend	$0.18	$0.17	$0.54	$0.51
WEIGHTED AVERAGE COMMON SHARES
Basic	114.1	117.2	114.9	117.5
Diluted	115.4	118.3	116.0	118.4

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting items are shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Restructuring costs	$(5)	$(2)	$(8)	$(4)
Acquisition-related costs for InterWrap and Ahlstrom transactions	(4)	—	(8)	—
Recognition of InterWrap inventory fair value step-up	(2)	—	(10)	—
Total adjusting items	$(11)	$(2)	$(26)	$(4)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$112	$112	$307	$221
Less: Net earnings attributable to noncontrolling interests	1	1	4	3
NET EARNINGS	113	113	311	224
Equity in net earnings of affiliates	—	—	1	1
Income tax expense	65	55	172	112
EARNINGS BEFORE TAXES	178	168	482	335
Interest expense, net	28	28	80	80
Loss (gain) on extinguishment of debt	1	—	1	(5)
EARNINGS BEFORE INTEREST AND TAXES	207	196	563	410
Less: adjusting items from above	(11)	(2)	(26)	(4)
ADJUSTED EBIT	$218	$198	$589	$414

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$112	$112	$307	$221
Adjustment to remove adjusting items	11	2	26	4
Adjustment to remove tax benefit on adjusting items (a)	(1)	—	(6)	(1)
Adjustment to tax expense to reflect pro forma tax rate (b)	3	(1)	10	1
ADJUSTED EARNINGS	$125	$113	$337	$225

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.97	$0.95	$2.65	$1.87
Adjustment to remove adjusting items	0.10	0.02	0.22	0.04
Adjustment to remove tax benefit on adjusting items	(0.01)	—	(0.05)	(0.01)
Adjustment to tax expense to reflect pro forma tax rate (b)	0.03	(0.01)	0.09	0.01
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.09	$0.96	$2.91	$1.91

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	114.1	117.2	114.9	117.5
Non-vested restricted and performance shares	0.9	0.7	0.8	0.5
Options to purchase common stock	0.4	0.4	0.3	0.4
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	115.4	118.3	116.0	118.4

(a)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(b)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2016, we have used a full year pro forma effective tax rate of 33%, which is the mid-point of our 2016 effective tax rate guidance of 32% to 34%.  For comparability, in 2015, we have used an effective tax rate of 33%, which was our 2015 effective tax rate excluding the reversal (recorded in the fourth quarter of 2015) of a valuation allowance against certain Canadian net deferred tax assets.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	September 30, 2016	December 31, 2015
CURRENT ASSETS
Cash and cash equivalents	$110	$96
Receivables, less allowances of $10 at September 30, 2016 and $8 at December 31, 2015	796	709
Inventories	729	644
Assets held for sale	13	12
Other current assets	54	47
Total current assets	1,702	1,508
Property, plant and equipment, net	3,090	2,956
Goodwill	1,338	1,167
Intangible assets, net	1,146	999
Deferred income taxes	369	492
Other non-current assets	231	222
TOTAL ASSETS	$7,876	$7,344
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$999	$912
Short-term debt	1	6
Long-term debt – current portion	3	163
Total current liabilities	1,003	1,081
Long-term debt, net of current portion	2,160	1,702
Pension plan liability	321	397
Other employee benefits liability	237	240
Deferred income taxes	36	8
Other liabilities	182	137
Redeemable equity	2	—
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,973	3,965
Accumulated earnings	1,299	1,055
Accumulated other comprehensive deficit	(632)	(670)
Cost of common stock in treasury (c)	(748)	(612)
Total Owens Corning stockholders’ equity	3,893	3,739
Noncontrolling interests	42	40
Total equity	3,935	3,779
TOTAL LIABILITIES AND EQUITY	$7,876	$7,344

(a)10 shares authorized; none issued or outstanding at September 30, 2016, and December 31, 2015.
(b)400 shares authorized; 135.5 issued and 113.6 outstanding at September 30, 2016; 135.5 issued and 115.9 outstanding at December 31, 2015
(c)21.9 shares at September 30, 2016, and 19.6 shares at December 31, 2015

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2016	2015
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$311	$224
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	242	224
Gain on sale of fixed assets	—	(1)
Deferred income taxes	127	75
Provision for pension and other employee benefits liabilities	6	10
Stock-based compensation expense	25	22
Other non-cash	(7)	(6)
Loss/(gain) on extinguishment of debt	1	(5)
Changes in operating assets and liabilities	27	(76)
Pension fund contribution	(60)	(59)
Payments for other employee benefits liabilities	(14)	(16)
Other	21	18
Net cash flow provided by operating activities	679	410
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(281)	(266)
Proceeds from the sale of assets or affiliates	—	3
Investment in subsidiaries and affiliates, net of cash acquired	(450)	—
Purchases of alloy	—	(8)
Proceeds from sale of alloy	—	8
Other	2	—
Net cash flow used for investing activities	(729)	(263)
NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from long-term debt	395	—
Proceeds from senior revolving credit and receivables securitization facilities	574	1,079
Proceeds from term loan borrowing	300	—
Payments on term loan borrowing	(300)	—
Payments on senior revolving credit and receivables securitization facilities	(514)	(1,082)
Payments on long-term debt	(160)	(8)
Net decrease in short-term debt	(5)	(10)
Cash dividends paid	(61)	(58)
Purchases of treasury stock	(176)	(86)
Other	10	18
Net cash flow provided by (used for) financing activities	63	(147)
Effect of exchange rate changes on cash	1	(5)
Net increase (decrease) in cash and cash equivalents	14	(5)
Cash and cash equivalents at beginning of period	96	67
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$110	$62

Table 6
Owens Corning and Subsidiaries
Segment and Business Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$496	$486	$1,486	$1,457
% change from prior year	2%	-1%	2%	-1%
EBIT	$61	$61	$199	$188
EBIT as a % of net sales	12%	13%	13%	13%
Depreciation and amortization expense	$36	$29	$103	$92

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$476	$502	$1,275	$1,332
% change from prior year	-5%	11%	-4%	6%
EBIT	$38	$58	$83	$90
EBIT as a % of net sales	8%	12%	7%	7%
Depreciation and amortization expense	$26	$25	$78	$75

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$603	$502	$1,711	$1,398
% change from prior year	20%	6%	22%	-1%
EBIT	$146	$103	$388	$213
EBIT as a % of net sales	24%	21%	23%	15%
Depreciation and amortization expense	$13	$10	$34	$29

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Restructuring costs	$(5)	$(2)	$(8)	$(4)
Acquisition-related costs for InterWrap and Ahlstrom transactions	(4)	—	(8)	—
Recognition of InterWrap inventory fair value step-up	(2)	—	(10)	—
General corporate expense and other	(27)	(24)	(81)	(77)
EBIT	$(38)	$(26)	$(107)	$(81)
Depreciation and amortization	$9	$9	$27	$28

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$353	$304	$679	$410
Less: Cash paid for property, plant and equipment	(94)	(89)	(281)	(266)
Less: Purchases of alloy	—	(1)	—	(8)
FREE CASH FLOW	$259	$214	$398	$136